Exhibit (j)

CONSENT OF INDEPENDENT AUDITORS

           We consent to the reference to our firm under the caption "Counsel and Independent Auditors" which is incorporated by reference, in this Registration Statement (Form N-1A 2-56878) of Dreyfus Premier High Income Fund.

ERNST & YOUNG LLP

New York, New York
January 28, 2003